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SAFECO CORPORATION
Subsidiaries of the Registrant                                        Exhibit 21
December 31, 2000
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SAFECO Corporation (Washington)



 1. SAFECO Insurance Company of America (WA)
    A.   SAFECO Management Corporation (NY)
    B.   SAFECO Surplus Lines Insurance Company (WA)

 2. General Insurance Company of America (WA)

 3. First National Insurance Company of America (WA)

 4. SAFECO National Insurance Company (MO)

 5. SAFECO Insurance Company of Illinois (IL)
    A.   Insurance Company of Illinois (IL)

 6. SAFECO Insurance Company of Oregon (OR)

 7. American States Insurance Company (IN)

 8. American Economy Insurance Company (IN)
    A.   American States Insurance
         Company of Texas (TX)

 9. American States Preferred Insurance
    Company (IN)

10. SAFECO Life Insurance Company (WA)
    A.   SAFECO National Life Insurance Company (WA)
    B.   First SAFECO National Life Insurance
         Company of New York (NY)
    C.   American States Life Insurance Company (IN)
    D.   Medical Risk Managers, Inc. (DE)

11. SAFECO Assigned Benefits Service Company (WA)

12. SAFECO Administrative Services, Inc. (WA)
    A.   Employee Benefit Claims of Wisconsin, Inc. (WI)
    B.   Wisconsin Pension and Group Services, Inc. (WI)

13. SAFECO Credit Company, Inc. (WA)

14. SAFECO Asset Management Company (WA)

15. SAFECO Securities, Inc. (WA)

16. SAFECO Services Corporation (WA)

17. SAFECO Trust Company (WA)

18. SAFECO Properties, Inc. (WA)
    A.    SAFECARE Company, Inc. (WA)
          a)   S.C. Bellevue, Inc. (WA)
          b)   S.C. Marysville, Inc. (WA)
    B.    Winmar Company, Inc. (WA)
          a)   Capitol Court Corporation (WI)
          b)   SCIT, Inc. (MA)
          c)   Winmar Metro, Inc. (WA)
          d)   Winmar Oregon, Inc. (OR)
          e)   Winmar of the Desert, Inc. (CA)

19. General America Corporation (WA)
    A.    F.B. Beattie & Co., Inc. (WA)
          a)   F.B. Beattie Insurance Services, Inc. (CA)
    B.    General America Corporation of Texas (TX) -
          (Attorney-in-fact) for:
          a)   SAFECO Lloyds Insurance Company (TX)
          b)   American States Lloyds Insurance Company (TX)
    C.    R.F. Bailey Holdings, Ltd. (UK)
          a)   R.F. Bailey (Underwriting Agencies), LTD. (UK)
    D.    SAFECO Investment Services, Inc. (WA)
    E.    SAFECO Select Insurance Services, Inc. (CA)
    F.    Talbot Financial Corporation (WA)
          a)   Talbot Agency, Inc. (NM)
               i)    ASW, Insurors, Inc. (NM)
               ii)   EBC, Inc. (NV)
               iii)  Glenview Insurance Agency, Inc. (IL)
               iv)   Integrated Financial & Insurance
                     Services, Inc. (NM)
               v)    Medcomp, Inc. (NV)
               vi)   Newport Financial Corporation (IL)
               vii)  Talbot Agency of Texas, Inc. (TX)
               viii) Talbot Financial Services of Hawaii, Inc. (HI)
               ix)   Talbot Financial Services, Inc. (WA)
               x)    Talbot Insurance Agency, Inc. (WA)
               xi)   Talbot Insurance and Financial
                     Service of NV, Inc. (NV)
               xii)  Talbot Insurance and Financial
                     Services, Inc. (CA)
               xiii) Talbot-BHJ, Inc. (WY)
               xiv)  Talbot-Glacier Insurance, Inc. (MT)
               xv)   Talbot-Tandy & Wood, Inc. (ID)
               xvi)  W.C. Stapleton Insurance (CO)

20. SAFECO UK, Limited (UK)

21. SAFECO Capital Trust I (WA)



Note:  Certain inactive companies are not shown.